Exhibit 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	October 26, 2007
972-578-5000, Ext. 7440
ViewPoint Financial Group
Announces Quarterly Cash Dividend
PLANO, Texas, October 26, 2007 — ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 5 cents per share.
The cash dividend is payable on November 21, 2007, to shareholders of record as of the close of business on November 8, 2007.
The company released its third quarter 2007 earnings on October 24, 2007.
ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County, with more than $1.6 billion in assets. It operates 33 locations, 14 of which are in-store branches and 3 of which are loan production offices. For more information, please visit www.viewpointbank.com.
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